Exhibit 10.6

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of August 1, 2012 (this “Agreement”), is made by Prospect Global Resources, Inc., a Delaware corporation (“Debtor”), American West Potash LLC, a Delaware limited liability company (“Guarantor,” and collectively with Debtor, “Prospect Parties”), in favor of The Karlsson Group, Inc., an Arizona corporation (“Secured Party”).  Debtor, Guarantor and Secured Party are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Debtor and Secured Party entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Debtor agreed to purchase and accept, and Secured Party agreed to sell and assign, all of Secured Party’s limited liability company membership interests in Guarantor, then representing fifty percent (50%) of the total limited liability company membership interests in Guarantor;

WHEREAS, part of the purchase price payable by Debtor pursuant to the Purchase Agreement is in the form of a promissory note in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) from Debtor, a copy of which is attached as Exhibit A to this Agreement (the “Note”), which Note is unconditionally guaranteed by Guarantor pursuant to a Guaranty a copy of which is attached hereto as Exhibit B;

WHEREAS, contemporaneously herewith, Guarantor and Secured Party are entering into a Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement of even date herewith (“Deed of Trust”), a copy of which is attached hereto as Exhibit C; and

WHEREAS, the Prospect Parties and Secured Party agreed that the Prospect Parties’ obligations under the Purchase Agreement, the Note and the Guaranty shall be secured by, among other things, all of the assets of the Prospect Parties on the terms described herein and the Secured Party’s willingness to enter into the Purchase Agreement and accept the Note as consideration only on the condition, among others, that the Prospect Parties shall have executed and delivered to the Secured Party this Agreement, and that Guarantor shall have executed and delivered to Secured Party the Deed of Trust and the Collateral Assignments (the Note, the Guaranty, the Collateral Assignments, the Deed of Trust, and this Agreement are defined herein as the “Loan Documents”).

NOW, THEREFORE, in order to induce the Secured Party to enter into the Purchase Agreement and accept the Note and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.                                      Definitions and Interpretation.  When used in this Agreement, the following terms shall have the following respective meanings:

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC.

“Affiliate” means, with respect to Debtor, any other entity directly or indirectly controlling, (including, but not limited to, all directors and officers of such entity) controlled by, or under common control with, Debtor.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC.

“Collateral” shall have the meaning assigned to such term in Section 2 below.

“Collateral Assignments” means (i) Collateral Assignment of Royalty Agreement between Guarantor and Secured Party, dated of even date herewith, (ii) Collateral Assignment of Mineral Leases between Guarantor and Secured Party, dated of even date herewith, and (iii) Collateral Assignment of State Mineral Permits between Guarantor and Secured Party, dated of even date herewith.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC.

“Contracts” means all contracts, undertakings, royalty agreements, mineral lease agreements, license agreements or other agreements (but excluding rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor has any right, title or interest.

“Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC.

“Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC.

“Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC.

“Event of Default” shall have the meaning assigned thereto in the Note.

“General Intangible” means any “general intangible,” as such term is defined in Section 9-102(a)(42) of the UCC.

“Goods” means any “goods,” as such term is defined in Section 9-102(a)(44) of the UCC.

“Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

“Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC.

“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC.

“Lien” means any mortgage, pledge, deed of trust, hypothecation, assignment, deposit, arrangement, encumbrance, lien, or preference, priority or other security agreement of any kind or nature whatsoever.

“Note” has the meaning ascribed thereto in the Recitals.

“Permitted Liens” has the meaning set forth in the Deed of Trust.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

“Records, Samples and Data” any and all title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including, without limitation, electrical, electromagnetic, gravity, and seismic), geochemical, geotechnical and radiometric data and information, drilling data, test data, mineral samples (including, without limitation, drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including, without limitation, reserve or deposit studies or evaluations), information concerning exploration and development of deposits of Minerals (as defined in the Deed of Trust) (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software or documentation), trade secrets, business names, trade marks, service marks and the goodwill of the business relating thereto, patented and unpatented inventions, copyrights, lease records (including rental and royalty payment records), permits and records and information concerning compliance with the permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, information, data and reports relating to or associated with all aspects of all or any portion of the Lands and all of each of Debtor’s and Guarantor’s rights and interests therein, whether owned, licensed or otherwise, any and all contracts and agreements between or among Debtor or Guarantor and any contractor, architect or engineer in connection with the design, construction or operation of any of the Lands, including, without limitation, any contract or agreement executed by Debtor or Guarantor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer, mechanical engineer or other engineer, together with all plans and specifications prepared by any design architect for the construction of any improvements comprising any part of the Lands, and all geological, geophysical, geochemical and geotechnical data, samples and records and other information or data related to any lands in the Holbrook Basin, Arizona, whether in the form of a writing, photograph, microfilm or electronic media, including, but not limited to, any computer-readable memory and any computer hardware of software necessary to process such memory.

“Secured Obligations” means the Obligations as such capitalized term is defined in the Note.

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Arizona; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Arizona, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.

2.                                      Grant of Security Interest.  As security for the prompt and complete payment in full when due (whether at stated maturity, acceleration or otherwise) of all the Secured Obligations and the performance of all obligations of the Prospect Parties in the instruments creating the same and in order to induce the Secured Party to enter into the Purchase Agreement, each of Debtor and Guarantor, pursuant to this Agreement and any additional documents, instruments or agreements reasonably requested by Secured Party, hereby grants to Secured Party a security interest in and to and a Lien upon:

(a)                                 all of Debtor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by Debtor or any of its controlled Affiliates (“Debtor’s Collateral”):

(i)                                     All Accounts;

(ii)                                  All Chattel Paper;

(iii)                               All Commercial Tort Claims;

(iv)                              All Contracts;

(v)                                 All Deposit Accounts;

(vi)                              All Documents;

(vii)                           All Equipment;

(viii)                        All General Intangibles;

(ix)                              All Instruments;

(x)                                 All Inventory;

(xi)                              All Investment Property;

(xii)                           All Letter-of-Credit Rights;

(xiii)                        All Supporting Obligations; and

(xiv)                       To the extent not otherwise included, all Proceeds and products, including, without limitation, condemnation awards and the proceeds of any and all insurance policies of each of the foregoing.

(b)                                 With respect to the Trust Property (as such term is defined in the Deed of Trust), all of Guarantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by Guarantor (“Guarantor’s Collateral”):

(i)                                     All Accounts;

(ii)                                  All Chattel Paper;

(iii)                               All Commercial Tort Claims;

(iv)                              All Contracts;

(v)                                 All Deposit Accounts;

(vi)                              All Documents;

(vii)                           All Equipment;

(viii)                        All General Intangibles;

(ix)                              All Instruments;

(x)                                 All Inventory;

(xi)                              All Investment Property;

(xii)                           All Letter-of-Credit Rights;

(xiii)                        All Supporting Obligations;

(xiv)                       All Collateral Assignments; and

(xv)                          To the extent not otherwise included, all Proceeds and products, including, without limitation, condemnation awards and the proceeds of any and all insurance policies of each of the foregoing.

In the case of each of the foregoing, whether (i) owned by Debtor or Guarantor or (ii) used in or useful to the business conducted by the Guarantor.

Debtor’s Collateral and Guarantor’s Collateral are collectively referred to as “Collateral” and, for the avoidance of doubt, shall include, without limitation, Records, Samples and Data.

3.                                      Representations, Warranties and Covenants of Prospect Parties.  Each Prospect Party hereby represents, warrants and covenants to Secured Party that from and after the date of this Agreement and until the Secured Obligations have been completely and finally paid in full:

(a)                                 Each Prospect Party is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for Permitted Liens.

(b)                                 The security interest in the Collateral granted to Secured Party hereunder constitutes a valid and enforceable security interest in the Collateral to the extent that a security interest can be created under Article 9 of the UCC, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth herein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

(c)                                  Secured Party at all times shall have a perfected security interest in the Collateral that shall be prior to any other interest therein except for Permitted Liens.  Each Prospect Party will do all acts and things, and will execute and file all instruments (including, without limitation, any and all security agreements, mortgages, deeds of trusts, assignments of rents, assignments of proceeds, attornment documents, financing statements, and continuation statements) required by Secured Party to establish, maintain and continue the perfected security interest of Secured Party in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the cost of any searches reasonably deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the security interest of Secured Party granted hereby, and also pay all other claims and charges that in the reasonable opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or its security interest therein.

(d)                                 Each Prospect Party, at its expense, will, to the extent commercially feasible, insure the Collateral, with Secured Party as loss payee, against such hazards and in such form and in such amounts and with such companies as Secured Party may from time to time require, and will deliver the policies or appropriate certificates to Secured Party.  Any such insurance policies shall provide for at least thirty (30) days’ written notice to Secured Party of cancellation, reduction in amount or material change in coverage of the insurance.  In the event that any Prospect Party fails to obtain or renew any insurance required hereunder within fifteen (15) days prior to its expiration, Secured Party may do so and charge the cost thereof to Debtor, pursuant to Section 3(i)herein.

Secured Party is hereby irrevocably appointed the attorney-in-fact of each Prospect Party. As such entity’s attorney-in-fact, Secured Party, without any obligation to do so, may make, adjust or settle any claims under such insurance or pursuant to cancellation of such insurance and endorse any check or draft that may be payable to such Prospect Party, alone or jointly with other payees, so that Secured Party may collect the proceeds for any loss under such insurance.  Subject to the right to restore as set forth in the Deed of Trust, the proceeds of such insurance, less any costs and expenses incurred or paid by Secured Party in the collection thereof, shall be applied to repayment of the Secured Obligations, whether or not due and in any order of priority, and any balance shall be refunded to the applicable Prospect Party.  Any such application of insurance proceeds shall not cure or waive any default hereunder.

(e)                                  Each Prospect Party at its cost and expense shall protect and defend the security interest of Secured Party and all of the rights of Secured Party hereunder against the claims and demands of all other parties.

(f)                                   To the extent applicable, each Prospect Party shall at all times keep and maintain the Collateral in good working order, repair and condition and permit no waste thereof, and shall from time to time make all necessary and proper repairs, replacements and additions thereto, so that the efficiency thereof shall be fully preserved and maintained, all as satisfactory to Secured Party.  All such replacements shall be free of any other lien, security interest or encumbrance of any nature. Each Prospect Party shall maintain in full force and effect all leases, contracts, servitudes and other agreements forming a part of any of the Collateral and shall perform all of its obligations thereunder, including, but not limited to, the timely payment of all rents, royalties and other payments due and payable thereunder or otherwise attendant to such Prospect Party’s ownership or operation of the Collateral. No Prospect Party shall amend, modify or otherwise revise any such lease, contract, servitude or other agreement if such amendment, modification or revision would have a material and adverse effect on the value of Collateral.

(g)                                  Each Prospect Party shall pay when due all taxes, assessments, charges, liens or encumbrances now or hereafter affecting the Collateral, subject to each Prospect Party’s right to contest in good faith.

(h)                                 Each Prospect Party shall comply in all material respects with all environmental laws now or hereafter applicable such Prospect Party or the Collateral as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable environmental laws, all environmental, health and safety permits, licenses and other authorizations necessary for the its operations and will maintain such authorizations in full force and effect.

(i)                                     With at least ten (10) days’ prior written notice to the Prospect Parties (provided, however, that if failure to pay such obligation within ten (10)

days shall result in an impairment of the Collateral or the Secured Party’s secured interest and Lien therein, no such notice shall be required), Secured Party may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by the Prospect Parties, and all amounts expended by Secured Party in so doing shall become part of the Secured Obligations secured hereby, and shall be immediately due and payable by Debtor to Secured Party upon demand therefor, and shall bear interest at the rate of nine percent (9%) per year from the date of such expenditure until paid.

(j)                                    On the date hereof, the chief executive office of Debtor is located at c/o Prospect Global Resources, Inc., 1621 18th Street, Suite 260 South, Denver, Colorado 80202.

(k)                                 At any time and from time to time, upon the reasonable written request of Secured Party, the Prospect Parties will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights, remedies and powers granted herein.

(l)                                     The Prospect Parties shall keep and maintain accurate and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

(m)                             Each of the Prospect Parties hereby authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Prospect Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether such Prospect Party is an organization, the type of organization and any organization identification number issued to such entity, and (B) in the case of a financing statement filed as a fixture filing or indicating any timber to be cut, a sufficient description of the real property to which such Collateral relates.

4.                                      Representations, Warranties and Covenants of Guarantor under the Deed of Trust.

4.1                               This Agreement incorporates by reference all representations, warranties and covenants of Guarantor with respect to the Trust Property as contained in the Deed of Trust.

5.                                      Rights and Remedies Upon Default.

5.1                               If an Event of Default shall have occurred and be continuing, then Secured Party shall have all the rights of a secured party under the UCC (including, without limitation, the right to dispose of the Collateral in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Agreement.

5.2                               The obligations of each of the Prospect Parties under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement.  The rights, powers and remedies of Secured Party under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Secured Party may have against any Prospect Party.

6.                                      Miscellaneous.

6.1                               Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

6.2                               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.2):

If to Secured Party:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-993-0262 E-mail: sevenciel@ca.rr.com Attention: Anders Karlsson

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Debtor and Guarantor:	c/o Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, a professional corporation 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

6.3                               Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

6.4                               Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.5                               Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

6.6                               Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the effective date of this Agreement.

6.7                               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

6.8                               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.9                               Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.10                        Governing Law; Submission to Jurisdiction.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

(b)                                 The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

6.11                        Further Assurances.  In the event Secured Party has exercised its rights and remedies under this Agreement and has acquired the Collateral for its own continued use and operation, then as soon as practicable, upon Secured Party’s request, the Prospect Parties and Prospect Global Resources, Inc., a Nevada corporation (“PGRX”) agree to cooperate with Secured Party in accordance with this paragraph.  Specifically, the Prospect Parties and PGRX agree to provide to Secured Party such access, water rights and permits as are under the Prospect Parties’ or PGRX’s then current control or ownership and that are necessary for the Secured Party to mine and produce Authorized Minerals (as defined in the Additional Consideration Agreement) from the AWP Area (as defined in the Additional Consideration Agreement) as contemplated by the Parties in the business plans and projections of AWP as of the date hereof.  The Prospect Parties’ and PGRX’s obligations under this paragraph are subject to (i) the Secured Party’s agreement to compensate the Prospect Parties or PGRX, as applicable, for the use of such access, water rights and permits on the lower of the acquisition cost or a fair market basis, and (ii) that the Prospect Parties or PGRX shall not be required to provide any such resources to Secured Party in material violation of any environmental laws, permits, licenses or agreements relating to such resources, and (iii) that Prospect Parties and PGRX shall not be required to provide such resources to Secured Party to the extent the same would materially and adversely affect either the Prospect Parties’ or PGRX’s ability to continue to operate its own operations on non-AWP Area in a commercially reasonable manner.  This Agreement shall be binding on the successors and assigns of PGRX.  PGRX represents and warrants to Secured Party that PGRX has full right and authority to join in, and agree to the terms and conditions of this Section 6.11, and that its joinder and agreement is the legal and binding obligation of PGRX, and does not conflict with any other agreement of PGRX.

6.12                        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.13                        Termination; Release.  This Agreement shall automatically terminate upon the full, complete and final payment of the Secured Obligations and all rights to the Collateral shall revert to the respective Prospect Party.  Upon termination of this Agreement, Secured Party, at the request of Debtor, will promptly execute and deliver to Debtor and Guarantor the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement and all Liens on the Collateral.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

DEBTOR:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Chief Financial Officer

GUARANTOR:

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Manager

SECURED PARTY:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President

JOINDER

The undersigned hereby joins into this Agreement and agrees to be bound as to Section 6.11 of this Agreement.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:	/s/ Wayne Rich
Name: Wayne Rich
Title: Chief Financial Officer and Vice President of Finance